Exhibit (j)(2)
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2011, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., as Exhibit (k)(1) to Post-Effective Amendment No. 146 for Janus Investment Fund (1933 Act File No. 002-34393) filed on April 21, 2011.
/s/ Deloitte & Touche LLP
New York, NY
November 11, 2011